Exhibit 10.14

Form Employment Agreement

Party A:  Heilongjiang Zhongxian Information Co., Ltd. (hereinafter, the “Company”)
Party B:  _________ (hereinafter, the “Employee”)

WHEREAS, Party A intends to hire Party B as an officer of Party A;
WHEREAS, Party B intends to be employed as an officer of Party A;

NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth below, and in compliance with the “Contract Law of the People’s Republic of China,” it is hereby covenanted and agreed by both parties as follows:

1.  Position and Term

The Company will hire the Employee as the _________ of the Company, for a term of three (3) years, commencing from July 20, 2010 to July 19, 2013.

2.  Compensation

1) The monthly salary of the Employee shall be _________RMB (all required taxes, fees and expenses included.)
2) The salary shall be paid on monthly basis, payable at the 30th day of each following month. If the Company unilaterally terminates the Employee within the term of this Agreement, the Company shall, on the termination date, make a lump-sum salary payment of the immediately preceding month to the Employee, plus compensation equal to three (3) months of the Employee’s salary.

3.  Responsibilities

During the term of this Agreement, the Employee shall serve as the _______ of the Company. In this capacity, the Employee shall have all duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized company. During the term, the Employee shall use his best efforts to perform his duties under this Agreement.

4.  Confidentiality

Without the Company’s consent, the Employee shall not disclose, publish, publicize, convey, transfer or by other means render any third parties become acknowledged of any technology or trade secrets that belongs to the Company or upon which the Company owes confidentiality obligation. Neither may the Employee utilize the confidential information outside of her duties. The confidentiality obligation shall continue for a period of five (5) years after the Employee leaves the Company.

5.  Non-Competition

During the term of this Agreement, the Employee may not assume any office position in any other companies, social organizations or other entities which produce or engage in the production of similar products or services as the Company, including but not limited to shareholder, partner, director, supervisor, manager, agent, or consultant, etc. The Employee may not participate in any industry engaging in the same or competitive business as the Company.

6.  Amendment and Termination

1) Neither party may amend the terms of this Agreement without mutual consent. Any amendment shall be approved by both parties, and shall be entered into in compliance with the original procedures.

2) The Agreement shall be automatically terminated upon the occurrence of the following events:

     a) Expiration of the term of this Agreement, or the occurrence of events authorizing such termination;
     b) Dissolution of the Company.

3) This Agreement may be terminated upon the occurrence of the following events:

     a) Serious violation of the company policy by the Employee;
     b) Major damages to the Company resulting from the Employee’s failure to duly perform her duties.

7.  Breach Liability

     1) Company’s liability: If the Company fails to timely make the full amount of salary payment, the Company shall pay the Employee a compensation equal to 0.03% of the Employee’s daily salary for each day delayed.
     2) Employee’s liability: The Employee shall compensate the Company for all losses and damages resulting from the Employee’s failure to duly perform her duties.

8.  This Agreement may be supplemented by supplemental agreements by both parties through negotiation.

9.  This Agreement shall be executed in two (2) copies, with each party holding one copy. This Agreement shall become effective upon execution.

Party A:	Party B:
Heilongjiang Zhongxian Information Co., Ltd.	________________________

Date: July 20, 2010